Exhibit 23.1

        [Letterhead of PricewaterhouseCoopers LLP - Spokane, Washington]

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 29, 1999 relating to the financial statements, which appear in Cavanaughs Hospitality Corporation's Annual Report on Form 10-K, for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                           /s/ PricewaterhouseCoopers LLP

February 9, 2000


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